UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
December 2, 2005
(Date of Earliest Event Reported: December 2, 2005)
EL PASO CGP COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-7176	74-1734212
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices)(Zip Code)

Item 8.01 Other Events
El Paso CGP Company Unaudited Pro Forma Condensed Consolidated Balance Sheet
El Paso CGP Company Unaudited Pro Forma Condensed Consolidated Statement of Income For The Nine Months Ended September 30, 2005
El Paso CGP Company Unaudited Pro Forma Condensed Consolidated Statement of Income For The Twelve Months Ended December 31, 2004
El Paso CGP Company Notes to the Unaudited Pro Forma Condensed

Item 8.01     Other Events
      On November 1, 2005, El Paso Corporation, our parent company, closed its previously announced sales of (i) a 40-percent equity interest in the Javelina facility to MarkWest Energy Partners, L.P. for approximately $156 million in cash and (ii) certain south Louisiana midstream entities to Crosstex Energy, L.P. for approximately $486 million in cash. The Javelina facility consists of a natural gas processing and fractionation facility and associated natural gas pipelines located in Corpus Christi, Texas. The gas processing facility treats and processes off-gas from six refineries in the Corpus Christi area. The south Louisiana sale includes interests in the Eunice, Pelican, Riverside, Sabine Pass, and Blue Water processing and fractionation facilities.
      In April 2005, the Board of Directors of our parent company, El Paso Corporation, approved the planned sale of our Asian power asset portfolio. As part of this planned sale, we entered into separate agreements to sell our interests in six unconsolidated Asian power plants that have been accounted for under the equity method.
      The unaudited pro forma financial statements that follow are based on our historical consolidated financial statements, adjusted for the effects of the sales of our interests in the Javelina midstream assets, and for the anticipated sale of our interests in the Asian power asset portfolio. We have also reflected the net proceeds and estimated gain, net of income taxes, on the sale of our south Louisiana assets, as well as the elimination of our historical assets and liabilities of these operations on our pro forma balance sheet. However, we have not adjusted our historical income statements for this sale as the financial amounts related to these assets have been presented as discontinued operations in our historical financial statements in previous filings. The unaudited pro forma balance sheet as of September 30, 2005, assumes that the sales occurred on the balance sheet date. The unaudited pro forma statements of income for the nine months ended September 30, 2005, and for the year ended December 31, 2004, assume that these dispositions occurred on January 1, 2004. The unaudited pro forma financial statements are based on our historical consolidated financial statements and should be read in conjunction with the historical consolidated financial statements included in our Current Report on Form 8-K dated November 4, 2005, and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2005. These pro forma statements should not be construed to be indicative of future results or the results that actually would have occurred had the transactions occurred on the dates presented. Furthermore, there can be no assurance that the sale of our Asian power assets will occur as anticipated. Finally, these pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. Accordingly, we have not assumed any cost savings or synergies that might occur related to these transactions.

El Paso CGP Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2005
(In millions)

	El Paso CGP	Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$61	$739	(a)(d)	$797
		(3	)(d)
Accounts and notes receivable, net	544	(2	)(d)	542
Assets held for sale and from discontinued operations	197	(191	)(a)	6
Other	176			176

Total current assets	978	543		1,521
Property, plant and equipment, net	6,681	(1	)(a)	6,680
Other assets
Investments in unconsolidated affiliates	638	(43	)(a)	562
		(33	)(d)
Other	945	(45	)(d)	900

Total assets	$9,242	$421		$9,663

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	$368			$368
Short-term financing obligations, including current maturities	342			342
Liabilities from discontinued operations	118	(118	)(a)
Other	590	1	(a)	731
		201	(a)
		(16	)(a)
		5	(d)
		(50	)(d)

Total current liabilities	1,418	23		1,441
Long-term debt	3,583			3,583
Other liabilities
Deferred income taxes	635	16	(a)	701
		50	(d)
Other	314			314
Commitments and contingencies
Securities of subsidiaries	153			153
Stockholder’s equity
Common stock
Additional paid-in-capital	3,181			3,181
Retained earnings	8	331	(a)(d)	339
Accumulated other comprehensive loss	(50)	1		(49)

Total stockholder’s equity	3,139	332		3,471

Total liabilities and stockholder’s equity	$9,242	$421		$9,663

See accompanying notes.

El Paso CGP Company
Unaudited Pro Forma Condensed Consolidated Statement of Income
For The Nine Months Ended September 30, 2005
(In millions)

		Pro Forma Adjustments

	El Paso CGP	Midstream		Power
	Historical	Assets		Assets		Pro Forma

Operating revenues	$1,332	$		$—		$1,332

Operating expenses
Cost of products and services	186					186
Operation and maintenance	406			(3	)(e)	403
Depreciation, depletion and amortization	351			—		351
Loss on long-lived assets	64			—		64
Taxes, other than income taxes	56			—		56

	1063			(3)		1,060

Operating income	269			3		272
Earnings (losses) from unconsolidated affiliates	(211)	(7	)(b)	66	(e)	(152)
Other income, net	27			(1	)(e)	26
Interest and debt expense	(222)			—		(222)
Affiliated interest income	10			—		10

Income before income taxes	(127)	(7)		68		(66)
Income taxes	(21)	(3	)(c)	55	(f)	31
				—

Income (loss) from continuing operations	$(106)	$(4)		$13		$(97)

See accompanying notes.

El Paso CGP Company
Unaudited Pro Forma Condensed Consolidated Statement of Income
For The Twelve Months Ended December 31, 2004
(In millions)

		Pro Forma
		Adjustments

	El Paso CGP	Midstream		Power
	Historical	Assets		Assets		Pro Forma

Operating revenues	$1,889	$—		$—		$1,889

Operating expenses
Cost of products and services	321	—		—		321
Operation and maintenance	505	—		(6	)(e)	499
Depreciation, depletion and amortization	463	—		—		463
Loss on long-lived assets	106	—		—		106
Taxes, other than income taxes	59	—		—		59

	1,454	—		(6)		1,448

Operating income	435	—		6		441
Earnings (losses) from unconsolidated affiliates	(193)	(15	)(b)	108	(e)	(100)
Other income, net	32			(2	)(e)	30
Interest and debt expense	(341)			—		(341)

Income (loss) before income taxes	(67)	(15)		112		30
Income taxes (benefit)	(5)	(5	)(c)	—	(f)	(10)

Income (loss) from continuing operations	$(62)	$(10)		$112		$40

See accompanying notes

El Paso CGP Company
Notes to the Unaudited Pro Forma Condensed
Consolidated Financial Statements
EL PASO CGP HISTORICAL
      These amounts represent our condensed historical consolidated balance sheet and income statement information. Amounts as of and for the nine months ended September 30, 2005 were derived from our Quarterly Report on Form 10-Q for the period ended September 30, 2005. Amounts for the year ended December 31, 2004 were derived from our Current Report on Form 8-K, filed November 4, 2005.
PRO FORMA ADJUSTMENTS

Midstream Assets
      These amounts represent the historical results and balances related to our interest in the Javelina midstream investment which was accounted for as an equity investment as of and for all periods presented, and our consolidated interest in our south Louisiana gathering and processing assets, which have been presented as discontinued operations in our historical financial statements. The pro forma adjusting entries reflect the following transactions:

•	The sale of our interest in the Javelina midstream investment, and the elimination of all effects of this investment on the balance sheet and income statement; and

•	The sale of our south Louisiana gathering and processing assets on the balance sheet.

Power Assets
      These amounts represent the historical results and balances related to our unconsolidated interests in the Habibullah, Saba, Khulna, Nanjing, Suzhou and Wuxi power plants, which have been accounted for using the equity method. The pro forma adjusting entries reflect the anticipated sale of these interests.
PRO FORMA ADJUSTING ENTRIES

Midstream Assets
      (a) To reflect the pro forma effects of the sales of our interest in the Javelina and our south Louisiana assets on our condensed consolidated balance sheet. The pro forma effects include the following:

(1) Receipt of proceeds of $156 million from the sale of Javelina investment and $486 million from the sale of our south Louisiana assets.

(2) Elimination of the remaining carrying value of our investment in the Javelina of $43 million, the $1 million carrying value of the related land that we lease to the facility, and to record the liability for estimated selling costs of $1 million.

(3) Elimination of the assets of $191 million and liabilities of $118 million related to south Louisiana which are reflected as discontinued operations.

(4) Recording current income taxes of $201 million on the gain on the sale of our midstream assets.

(5) Reflecting the reclassification to current liabilities of $16 million of historical deferred income tax assets on these midstream operations. Amounts were previously netted in El Paso CGP’s overall long-term deferred tax liability.

(6) Recording a $322 million gain, net of income taxes, associated with the sales transactions, using an effective tax rate of approximately 39 percent.

      (b) To reflect the pro forma effects of the sale of our interest in Javelina investment on our condensed consolidated income statements. The pro forma effects include the reduction of earnings from unconsolidated affiliates for our interest in Javelina. We have not adjusted our historical income statements for the results of operations of our south Louisiana assets as the financial amounts associated with these assets have been presented as discontinued operations.
      (c) To reflect income taxes related to the income statement adjustments. Income taxes were computed using an effective tax rate of approximately 36 percent.

Power Assets
      (d) To reflect the pro forma effects of the anticipated sales of our interests in the Asian power assets noted above on our condensed consolidated balance sheet. The pro forma effects include the following:

(1) Receipt of anticipated proceeds of $97 million from the sale of our interests in these power assets.

(2) Elimination of the remaining carrying value of our investment in the power assets of $33 million, cash balance of $3 million, $2 million of accounts receivable, and $45 million of advances made to the projects.

(3) Recording current income taxes of $5 million on the gain on the sale of our Asian power assets.

(4) Reflecting the reclassification to current liabilities of $50 million of historical deferred income tax assets on our Asian power operations. Amounts were previously netted in El Paso CGP’s overall long-term deferred tax liability.

(5) Recording an estimated $9 million gain, net of income taxes using an effective tax rate of approximately 36%, associated with the sales transactions.
      (e) To reflect the pro forma effects of the sales of the interests in our Asian power assets noted above on our condensed consolidated income statements. The pro forma effects include adjustments to eliminate the historical results of operations, including impairment charges, for the unconsolidated affiliates during the nine months ended September 30, 2005 and the year ended December 31, 2004.
      (f) To eliminate U.S. income taxes recorded for our Asian power assets in 2004 and the first nine months of 2005. Amounts also reflect the elimination of local income and withholding taxes.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CGP COMPANY

By: /s/ John R. Sult
_________________________________________ John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)
Dated: December 2, 2005